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EXHIBIT 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61809, 333-64090, 333-52369, 333-52369-01, 333-52369-02), and S-8 (File Nos. 333-52468, 333-25945-99, 002-91384-99, 003-59739-99, 333-88912, and 333- 101524) of Foster Wheeler Ltd. of our reports dated March 25, 2003 relating to the financial statements and financial statement schedules, which appear in this Form 10-K. We also consent to the incorporation by reference of our report dated March 25, 2003.

PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 25, 2003